                                                                     EXHIBIT 3.2

                   BY-LAWS OF LYONDELL PETROCHEMICAL COMPANY
 (amended and restated as of March 1, 1997 for electronic SEC filing purposes only)


                                   ARTICLE I
                                   ---------

                                 STOCKHOLDERS
                                 ------------


     Section 1.1.  Annual Meeting.  The Board of Directors by resolution shall
     -----------   --------------
designate the time, place and date (which shall be not more than 13 months after the date of the last annual meeting of stockholders) of the annual meeting of stockholders for the election of directors and transactions of such other business as may come before it.

     Section 1.2.  Notice.  Written notice stating the place, day and hour of
     -----------   ------
each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed either by the Secretary, or, in the case of a special meeting called by the stockholders in accordance with Article V of the Certificate of Incorporation, by the applicable stockholders, at least ten days and not more than sixty days before the meeting to each stockholder of record entitled to vote at the meeting to his address appearing on the books of the Company.

     Section 1.3. Special Meeting.  Special meetings of stockholders of the
     -----------  ---------------
Company may be called only as set forth in Article V of the Restated Certificate of Incorporation of the Company. At any special meeting of stockholders, only such business shall be conducted as shall have been set forth in the notice of special meeting.

     Section 1.4.  Notification of Stockholder Business.  At any annual or
     -----------   ------------------------------------
special meeting of stockholders, there shall be conducted only such business as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of the giving of the stockholder's notice provided for in this Section 1.4, who shall be entitled to vote at such meeting and who complies
with the notice procedure set forth in this Section 1.4.   For business to be
properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal office of the Company not later than 90 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by a mailing to stockholders, in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a filing with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such
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business includes a proposal regarding the amendment of the By-Laws of the
Company, the language of the proposed amendment; (b) the name and address, as they appear on the Company's books, of the stockholder intending to propose such business; (c) a representation of the stockholder as to the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, and the stockholder's intent to appear in person or by proxy at the meeting to present such business; and (e) any material interest of such stockholder in such proposal or business.

     Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article I. The chairman of any annual or special meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting was not a proper subject therefor and/or (ii) such business was not properly brought before the meeting in accordance with the provisions of this Article I, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting or not a proper subject therefor shall not be transacted.

     Section 1.5.  Quorum.  The presence, in person or by proxy, of stockholders
     -----------   ------
entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of stockholders. If a quorum is not present in person or by proxy, those present may adjourn from time to time to reconvene at such time and place as they may determine without further notice to the stockholders.

     Section 1.6.  Record Dates.  The Board of Directors may fix a time not less
     -----------   ------------
than ten and not more than sixty days prior to the date of any meeting of stockholders as a record date and not more than sixty days prior to the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, a to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or for the purpose of any other lawful action. In such case, only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date fixed as aforesaid.

     Section 1.7.  Voting Rights of Stockholders and Proxies.  Each stockholder
     -----------   -----------------------------------------
of record entitled to vote in accordance with the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock entitled to vote standing in his name on the books of the Company, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 1.8.  Stockholder Actions by Written Consent.  Any action required
     -----------   --------------------------------------
or permitted to be taken by the holders of the stock of the Company may be effected without a meeting of

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stockholders by consent in writing by such holders in accordance with this
Section 1.8. In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent, including without limitation the call of a special meeting of stockholders, shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Company having custody of the book in which proceedings of stockholders meetings are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     In the event of the delivery to the Company of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and related revocation is referred to in this paragraph as a "Consent"), the Secretary of the Company shall provide for the safe-keeping of such Consent and shall conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether stockholders having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Company shall designate two persons, who shall not be members of the Board of Directors or officers or employees of the Company, to serve as Inspectors with respect to such Consent, and such Inspectors shall discharge the functions of the Secretary of the Company under this paragraph. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid, that fact shall be certified on the records of the Company for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed with such records, at which time the Consent shall become effective as stockholder action.

     In conducting the investigation required by this Section 1.8, the Secretary or the Inspectors (as the case may be) may, but are not required to (a) at the expense of the Company, retain any necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them and (b) allow any officers and representatives of the

                                       3
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Company, stockholders soliciting consents or revocations, and any other interested parties to propose challenges and pose questions relating to the preliminary results of such investigation following the availability of such preliminary results.


                                  ARTICLE II
                                  ----------

                                   DIRECTORS
                                   ---------


     Section 2.1.  Management of Business.  The business of the Company shall be
     -----------   ----------------------
managed by its Board of Directors.

     Section 2.2.  Number.  The number of directors constituting the entire
     -----------   ------
Board of Directors shall be such number as shall be fixed from time to time by resolution of the Board of Directors. Any such action by the Board of Directors shall require the vote of a majority of the Board of Directors then in office.

     Section 2.3.  Age Qualification.  No person who has reached seventy-two
     -----------   -----------------
years of age prior to January 1 of any year shall be elected or re-elected a director in any year.

     Section 2.4.  (a)  Election and Term.  The directors shall be elected at
     -----------        -----------------
the annual meeting of the stockholders, and each director shall be elected to hold office until his successor shall be elected and qualified, or until his earlier resignation or removal.

     Section 2.4.  (b) Notification of Nominations.  Except for directors
     -----------       ---------------------------
selected by or pursuant to the provisions of Section 2.6 hereof, only individuals nominated for election to the Board of Directors pursuant to and in accordance with the provision of this Section 2.4(b) may be elected to and may serve upon the Board of Directors of the Company. Subject to the rights of holders of any class or series of stock of the Company having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made
(i) by the Board of Directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of the giving of the stockholder's notice provided for in this Section 2.4(b), who is entitled to vote in the election of directors generally and who complies with the notice procedure set forth in this
Section 2.4(b).  For a nomination to comply with the notice provisions of this
Section 2.4(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder's notice must be delivered to or mailed and received at the principal office of the Company not later than 90 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by a mailing to stockholders, in a press release reported by the Dow Jones News Services, the Associated Press or a comparable national news service or in a filing with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced. A stockholder's notice to the Secretary shall set forth (a) the name and

                                       4
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address, as they appear on the Company's books, of the stockholder intending to make the nomination and of the person or persons to be nominated; (b) a representation of the stockholder as to the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, and the stockholder's intent to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors. To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the Company if elected.

     The chairman of any annual or special meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall so declare at the meeting that such nomination was not properly brought before the meeting and, as a result, shall not be considered.

     Section 2.5.  Resignations.  Any director of the Company may resign at any
     -----------   ------------
time by giving written notice to the Company, delivered to the Secretary. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Company; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.6.  Vacancies and Newly Created Directorships.  Vacancies and
     -----------   -----------------------------------------
newly created directorships resulting from any increase in the authorized number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director or by the affirmative vote of the majority of all votes entitled to be cast by holders of stock of the Company at a duly called annual or special meeting of such holders or by consent in writing of such holders.
Any director so chosen shall hold office until his or her successor shall be elected and qualified, or until his or her earlier resignation or removal. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     Section 2.7.  Annual Meeting.  An annual meeting of the Board of Directors
     -----------   --------------
shall be held each year in conjunction with the annual meeting of stockholders, at the place where such meeting of stockholders was held or at such other place as the Board of Directors may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.

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     Section 2.8.  Regular Meetings.  Regular meetings of the Board of Directors
     -----------   ----------------
may be held without notice at such times and at such places in Delaware or elsewhere as the Board of Directors may determine.

     Section 2.9.  Special Meetings.  Special meetings of the Board of Directors
     -----------   ----------------
may be called by the Chairman of the Board, the President or a majority of the directors in office, to be held at such time (as will permit the giving of notice as provided in this section) and at such place (in Delaware or elsewhere) as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of each special meeting shall be given to each director by the Secretary by written notice mailed on or before the third full business day before the meeting or by notice received personally or by other means at least twenty-four hours before the meeting. The notice need not refer to the business to be transacted at the meeting. However, whenever notice is required to be given under these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice and the attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

     Section 2.10.  Quorum of Directors.   Except as provided in Sections 2.6
     ------------   -------------------
and 2.13 hereof, a majority of the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

     Section 2.11.  Meeting by Telephone.  One or more directors may participate
     ------------   --------------------
in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 2.12.  Compensation.  Directors shall receive such compensation for
     ------------   ------------
their services and expenses for attendance as shall be determined by the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefore.

     Section 2.13.  Committees.  The Board of Directors may, by resolution
     ------------   ----------
adopted by a majority of the whole board then in office, appoint an Executive Committee of three or more directors. To the extent provided in such resolution, the Executive Committee shall have and may, subject to applicable law, exercise the authority of the Board of Directors in the management of the business and affairs of the Company (when the Board of Directors is not in session), except that the Executive Committee shall have no power (a) to elect directors; (b) to alter, amend or repeal these By-Laws or any resolution or resolutions of the directors designating an Executive Committee; (c) to declare any dividend or make any other distribution to the stockholders of the Company; or (d) to appoint any member of the Executive Committee. The Board of Directors may appoint such other committees as it may deem advisable, and each such committee shall have such authority and perform such duties as the Board of Directors may determine. At each meeting of the Board of

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Directors all action taken by each committee since the preceding meeting of the
Board of Directors shall be reported to it.

     Section 2.14.  Consent Action.  Any action required or permitted to be
     ------------   --------------
taken at any meeting of the Board of Directors, or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the board or the committee.


                                  ARTICLE III
                                  -----------

                              Officers and Agents
                              -------------------


     Section 3.1.  Number; Compensation.  The officers of the Company shall be
     -----------   --------------------
chosen by the Board of Directors. The officers shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such number of Vice-Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, as the Board of Directors may from time to time determine. The Board of Directors may choose such other agents as it shall deem necessary. Any number of offices may be held by the same person. The officers shall receive such compensation for their services as may be determined by the Board of Directors or in a manner approved by it.

     Section 3.2.  Term.  Each officer and each agent shall hold office until
     -----------   ----
the next annual meeting of the Board of Directors or until that officer's or agent's successor is elected or appointed and qualified or until that officer or agent's earlier resignation or removal.

     Section 3.3.  Removal.  Any officer or agent may be removed from office at
     -----------   -------
any time by the Board of Directors with or without cause pursuant to a resolution adopted by a majority of the whole Board then in office.

     Section 3.4.  Authority.  The officers and agents, if any, shall have the
     -----------   ---------
authority, perform the duties and exercise the powers in the management of the Company usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or (except in the case of the Chief Executive Officer) by the Chairman of the Board. In addition to the authority to perform the duties and exercise the powers in the management of the Company usually incident to the office held by him or her, and/or such other authority, duties and powers as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the President, the Secretary shall record all of the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. In the absence or disability of the Secretary, an Assistant Secretary shall have the authority and shall perform the duties of the Secretary.

     Section 3.5.  Voting Securities Owned by the Company.  Powers of attorney,
     -----------   --------------------------------------
proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chairman of the Board, the President or any Vice-President and any such officer may, in the name of and on behalf

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of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 3.6.  Corporate Seal.  A corporate seal shall be prepared and shall
     -----------   --------------
be kept in the custody of the Secretary of the Company. The seal or a facsimile thereof may be impressed, affixed or reproduced, and attested to by the Secretary or an Assistant Secretary, for the authentication of documents or instruments requiring the seal and bearing the signature of a duly authorized officer or agent.


                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

     Section 4.1.  Stock Certificates.  Every holder of stock in the Company
     -----------   ------------------
shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman of the Board of Directors, or the President or a Vice-President, and by the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company. Where such certificate is signed (1) by a transfer agent other than the Company or its employee, or (2) by a registrar other than the Company or its employee, the signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.

     Section 4.2.  Transfers.  Stock of the Company shall be transferable in the
     -----------   ---------
manner prescribed by the laws of the State of Delaware.

     Section 4.3.  Registered Holders.  Prior to due presentment for
     -----------   ------------------
registration of transfer of any security of the Company in registered form, the Company shall treat the registered owner as the person exclusively entitled to vote, to receive notifications and to otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to, or interest in, any security, whether or not the Company shall have notice thereof, except as otherwise provided by the laws of the State of Delaware.

     Section 4.4.  New Certificates.  The Company shall issue a new certificate
     -----------   ----------------
of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, if the owner: (1) so requests before the Company has notice that the shares of stock represented by that certificate have been acquired by a bona fide purchaser; (2) files with the Company a bond sufficient (in the judgment of the Secretary) to indemnify the Company against any claim that may be made against it on account of the alleged loss or theft of that certificate or the issuance of a new certificate; and (3) satisfies any other requirements imposed by the Secretary that are reasonable under the circumstances. A new certificate may be issued without requiring any bond when, in the judgment of directors, it is proper so to do.


                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS
                                 -------------


     Section 5.1.  Indemnification.
     -----------   ---------------

     (a)  Indemnification of Officers and Directors.  The Company shall
          -----------------------------------------
indemnify the officers and directors of the Company with respect to all matters to which Section 145 of the General Corporation Law of the State of Delaware may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware, whether or not specifically required, permitted or allowed by said Section 145. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company that may have previously arisen hereunder.

     (b) Non-Exclusivity of Rights.  The right to indemnification and the
         -------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

     (c) Insurance.  The Company may maintain insurance, at its expense, to
         ---------
protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss,whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     (d) Indemnity Agreements.  The Company may from time to time enter into
         --------------------
indemnity agreements with the persons who are members of its Board of Directors, its elected officers and with such other persons as the Board of Directors may designate, the form of such indemnity agreements to be approved by a majority of the Board then in office.

     (e) Indemnification of Employees and Agents of the Company.  The Company
         ------------------------------------------------------
may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Company to the fullest extent of the provisions of this
Article V.

     Section 5.2.  Fiscal Year and Annual Report.
     -----------   ------------------------------

     (a) Fiscal Year.  The fiscal year of the Company shall be the calendar
         -----------
year.

     (b) Annual Report.  The Board of Directors shall cause an annual report to
         -------------
be prepared and mailed to the stockholders in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

     Section 5.3.  Offices.  The registered office of the Company in the State
     -----------   -------
of Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The Company may also have offices at other places within and/or without the State of Delaware.

     Section 5.4.  Waivers of Notice; Dispensing with Notice.  Whenever any
     -----------   -----------------------------------------
notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Company, or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Company, or of these By-Laws, to any person with whom communication is made unlawful by any law of the United States of America, or by any rule, regulation, proclamation or executive order issued under any such law, then the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person; and any action or meeting which shall be taken or held without notice to any such person or without giving or without applying for a license or permit to give any such notice to any such person with whom communication is made unlawful as aforesaid, shall have the same force and effect as if such notice had been given as provided under the provisions of the General Corporation Law of the State of Delaware, or under the provisions of the Certificate of Incorporation of the Company or of these By-Laws. In the event that the action taken by the Company is such as to require the filing of a certificate under any of the other sections of this title, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

     Section 5.5.  Amendment of Bylaws.  These By-Laws may be altered, amended
     -----------   -------------------
or repealed at any meeting of the Board of Directors. Any such action shall require a vote of the majority of the Board of Directors then in office.

     Section 5.6.  Section Headings and Statutory References.  The headings of
     -----------   -----------------------------------------
the Articles and

Sections of these By-Laws have been inserted for convenience of reference only and shall not be deemed to be a part of these By-Laws.


                                  ARTICLE VI
                                  ----------

                               Emergency By-laws
                               -----------------


     Section 6.1.  When Operative.  The emergency By-Laws provided by the
     -----------   --------------
following sections shall be operative during any emergency resulting from an attack on the United States, any nuclear disaster, earthquake, or other natural disaster or during the existence of any catastrophe, as a result of which a quorum of the Board of Directors or the Executive Committee thereof cannot be readily convened for action notwithstanding any different provision in the preceding sections of the By-Laws or in the Certificate of Incorporation of the Company or in the General Corporation Law of the State of Delaware. To the extent not inconsistent with the emergency By-Laws, the By-Laws provided in the preceding sections shall remain in effect during such emergency and upon the termination of such emergency, the emergency By-Laws shall cease to be operative unless and until another such emergency shall occur.

     Section 6.2.  Meetings.  During any such emergency:
     -----------   --------

     (a) Any meeting of the Board of Directors may be called by any director. Whenever any officer of the Company who is not a director has reason to believe that no director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this section.

     (b) Notice of each meeting called under the provisions of this section shall be given by the person calling the meeting or at his request by any officer of the Company. The notice shall specify the time and the place of the meeting, which shall be the principal office of the Company at the time if feasible and otherwise any other place specified in the notice. Notice need be given only to such of the directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the director at his residence or business address or such other place as the person giving the notice shall deem suitable. In the case of meetings called by an officer who is not a director, notice shall also be given similarly, to the extent feasible, to the persons named on the list referred to in part (c) of this section. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice that he shall deem to be suitable.

     (c) At any meeting called under the provisions of this section, the director or directors present shall constitute a quorum for the transaction of business. If no director attends a meeting called by an officer who is not a director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than nine appearing highest in priority on such list) shall be deemed directors for such meeting and shall constitute a quorum for the transaction of business.

     Section 6.3.  Lines of Succession.  The Board of Directors, during as well
     -----------   -------------------
as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

     Section 6.4.  Offices.  The Board of Directors, during as well as before
     -----------   -------
any such emergency, may, effective during the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

     Section 6.5.  Liability.  No officer, director or employee acting in
     -----------   ---------
accordance with these emergency By-Laws shall be liable except for willful misconduct.

     Section 6.6.  Repeal or Change.  The emergency By-Laws shall be subject to
     -----------   ----------------
repeal or change by action of the Board of Directors or by the affirmative vote of at least 66-2/3% of all votes entitled to be cast by the holders of Capital Stock of the Company entitled to vote generally in the election of directors, except that no such repeal or change shall modify the provisions of the next preceding section with regard to action or inaction prior to the time of such repeal or change.